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                                                                   EXHIBIT 10.30


                            Joint Venture Agreement

                           As of September 17, 1996

RE: BET Movies . Starz13

     The purpose of this Joint Venture Agreement (this "Agreement") is to set forth certain mutual understandings between Black Entertainment Television, Inc. ("BET") QE divided by, Ltd. ("QE divided by"), and Encore Media Corporation ("EMC"), with respect to the material terms of their agreement to form a venture (the "Venture") to conduct the business of BET Movies - Starz13 in the Territory (as hereinafter defined). The parties agree to use their reasonable best efforts to negotiate in good faith, as soon as reasonably practicable, definitive documentation embodying the terms set forth herein and other customary terms for the Venture (the "Owners Agreement"). Subject to the negotiation and execution of the Owners Agreement, and approval by the Board of Directors or other governing body of each of the parties hereto, this Agreement, as modified by the Owners Agreement, shall constitute a binding agreement among the parties hereto. If such board or other governing body approval is not received on or before October 31, 1996, this Agreement shall automatically terminate.

     1.   Business Purpose.  The Venture will be engaged in the programming and
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distribution of BET Movies - Starz13, a multiplex pay tv channel of Starz-encore
8 (the "Business") throughout the United States and its territorial possessions (the "Territory").

     2.   Structure/Equity.
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          a.   The Venture will be structured as a limited liability company or limited partnership, the specific form of which will be selected with a view towards maximizing overall limited liability protection and tax efficiencies for each of the parties hereto.

          b.   Initial equity ownership shall be as follows:

               (i)    BET                    49%
               (ii)   QE+                    49%
               (iii)  EMC                     2%

     3.   Capitalization.
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          a.   QE+ and EMC shall collectively provide to the Venture,
on an ongoing basis, the following:

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               (i)    certain movies licensed by QE+ and/or EMC in
                      their first pay television window, with black talent (actors, directors, producers, etc.) and/or black themes, in accordance with their multiplex rights:
               (ii) certain movies licensed by QE and/or EMC which are in pay windows subsequent to their first pay television window, with black talent (actors, directors, producers, etc.) and/or black themes, in accordance with their multiplex rights; and
               (iii)  Use of the Starz!3 name.

          b. BET shall provide to the Venture, on an annual basis, except as otherwise noted, the following:

               (i) Promotional avails on Black Entertainment Television Network ("BET Network"), to be used for promotion of BET Movies & Starz!/Encore Multiplexes: the number of spots delivered by BET for promotion of BET Movies and Starz!/Encore Multiplex is based upon the following formula:

                      Prime Time: 4.000 30-second spots x 1.8 black household Nielsen rating x current number of BET black households.

                      Day Time: 4.000 30-second spots x 0.9 black household Neilsen rating x current number of BET black households.

                      The number of spots will be adjusted accordingly, depending upon a change of black household ratings or the number of BET black households. The number of prime time promotional avails per year, each with a 30 second duration, shall be provided evenly over the days of each week of the year, between the hours of 7:00 p.m. and 11:00 p.m., EST, and the number of day time promotional avails per year, each with a 30 second duration, shall be provided evenly over the days of each week of the year, between the hours of 9:00 a.m. and and 7:00 p.m, and 11:00 p.m. and 1:00 a.m., EST. The foregoing promotional avails shall be reduced by 2/3 after the fifth full calender year of the Venture.
               (ii) Celebrity endorsement for BET Movies, including but not limited to: (A) S "A" list spokespersons, who are reasonably acceptable to the Managing Member (as defined below), and (B) 40 additional spokesperson, who are reasonably acceptable to the Managing Member. (NOTE: "A" list is not a static list)
               (iii) Twelve full page, 4 color ads, one in each edition of BET weekend,

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                     reasonably acceptable to the Managing Member. (NOTE: On an occasional basis. BET may substitute a feature length editorial or other feature in place of an ad, however, the primary emphasis must be on ads and not editorials or features.).

               (iv) Twelve to fifteen Screen Scene segments per month, reasonably acceptable to the Managing Member.

               (v) BET Movies sponsorship of "Black Events" reasonably acceptable to the Managing Member.

               (vi)  Use of the BET name and logo, subject to BET approval.

               (vii) The reasonable efforts of Bob Johnson and BET to do their best to (A) promote and influence distribution of BET Movies by multichannel video distributors, and (B) interface with the Black creative community for access and publicity.

          c. BET shall be obligated to fund all operating costs of the Venture up to a maximum amount of $24.1 million in accordance with the "BET Movies Cost Analysis" faxed to Bob Johnson from Michele Weiner on September 12, 1996 (attached hereto as Exhibit A), of which 80% shall be in the form of mandatory capital contributions, and 20% in the form of loans to the Venture. Thereafter, all capital needs of the Venture shall be provided by the parties hereto in accordance with their respective equity ownership interests, and shall be made only with the prior approval of all of the parties hereto.

     4.   Distributions/Profits and Losses.
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          a.   As between the parties hereto, all distributions of available cash shall be made:

               (i) First, to BET in an amount necessary to repay all loans made by BET to the Venture.

               (ii) Thereafter, to the parties hereto, in accordance with their respective equity ownership interests.

          b. Any profits and losses of the Venture will be allocated to each of the parties hereto in accordance with their respective equity ownership interests.

     5.   Governance.
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          a.   Except as provided below in this paragraph 5, the business affairs and day-to-day management of the Venture shall be directed and controlled by EMC (the "Managing Member").

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          b.   Specific matters requiring approval of all of the parties hereto:

               (i)   Sale of all or substantially all of the Venture's assets.

               (ii)  Material change in the Business of the Venture.

               (iii) Additional capital calls in excess of the amount specifies in paragraph 3.c. above.

               (iv)  Material change in pricing of BET Movies.

          c. In the event that during any year of the Venture, the year end Starz! subscriber distribution is less than 70% of the projection as provided on Exhibit B hereto, then for the immediately following fiscal year of the Venture, BET will have the right to approve the costs and expenditures of the Venture, as set forth in the Venture's budget for such year.

     6.   Miscellaneous
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          a.   Transfer. Prior to the execution of the Owners Agreement, neither
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party will be entitled to transfer any of its rights or obligations hereunder or any of its interest in the Venture without the express written consent of the other party, provided that either party will be entitled to transfer its rights hereunder and/or its interest in the Venture to any Affiliate of such party but such transfer will not serve to release the transferring party from any of its obligations hereunder. The term "Affiliate" of a party, as used herein shall mean an individual, corporation, partnership, limited liability company or other entity (a "Person") that Controls, is Controlled by,or is under common Control with such party, and "Control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether by ownership of voting securities, by contract, or otherwise. A "Controlled Affiliate" of a Person is an Affiliate of such Person which such Person
Controls. It is the intention of the parties hereto that the Owners Agreement shall provide an exit mechanism for the parties hereto, after the expiration of five years. Such provision shall be mutually agreeable to the parties. Notwithstanding the foregoing, BET shall have the right to transfer up to (10%) of its interest in the Venture to attract either the 5 "A" list spokespersons referenced in Paragraph 3.b. hereof or such other spokespersons or persons of influence, in any case reasonably acceptable to the Managing Member.

          b.   Confidentiality. Any dissemination of confidential information or
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any disclosure or announcements public or private regarding the existence or terms of this agreement is subject to approval of all equity holders, provided that a party may disclose such information or make a public announcement (with prior notice to the other party) if required by a valid, binding and non-appealable court order or applicable securities laws.

          c.   Governing Law. This Agreement will be governed in all respects by
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the laws of Colorado.

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          d.   Counterparts. This Agreement may be executed in counterparts and
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each will be deemed an original.

The parties indicate their agreement to the foregoing by signing in the space provided below.


By: [SIGNATURE ILLEGIBLE]
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          BET


By: [SIGNATURE ILLEGIBLE]
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          QE divided by


By: [SIGNATURE ILLEGIBLE]
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          EMC

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